Exhibit 10.1

SECOND AMENDMENT OF FINANCING AGREEMENT

THIS SECOND AMENDMENT OF THE FINANCING AGREEMENT, dated as of September 19, 2005 (this “Amendment”), is by and among each of the lenders that from time to time is a party hereto (such lenders, each individually a “Lender” and collectively, the “Lenders”), Fortress Credit Corp., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, for the benefit of the Agents and the Lenders in such capacity, the “Administrative Agent”), Fortress Credit Corp., as collateral agent (in such capacity, together with its successors and assigns, if any, in such capacity, the “Collateral Agent”, and together with the Administrative Agent, each an “Agent” and collectively the “Agents”) and Modtech Holdings, Inc., a Delaware corporation (the “Parent” or “Borrower”).

RECITALS:

WHEREAS, the parties hereto are parties to that certain Financing Agreement dated as of February 25, 2005 as amended by the First Amendment and Waiver, dated as of August 5, 2005 (as so amended, the “Financing Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Financing Agreement and the Lenders, subject to the terms and conditions set forth herein, are willing to grant such requests;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Financing Agreement.

SECTION 2. Amendments to the Financing Agreement. The Financing Agreement is, as of the Second Amendment Effective Date (as defined below), hereby amended as follows:

1. Section 1.01 of the Financing Agreement (Definitions) is hereby amended by adding the following new definitions thereto in their appropriate alphabetical order:

“Second Amendment Effective Date” shall mean the date on which all of the conditions precedent set forth in Section 3 thereof are satisfied.

2. The definition of “Borrowing Base” appearing in Section 1.01 of the Financing Agreement (Definitions) is hereby amended by deleting clause (E) thereof in its entirety and replacing it with the following:

“(E) 100% of an amount equal to cash on the Borrower’s balance sheet, provided that such cash is Qualified Cash and in no event shall exceed $5,000,000.

3. Section 2.02(b) of the Financing Agreement (Making the Loans) is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following:

“No more than two Notices of Borrowing may be given within any five consecutive Business Day period.”

4. Section 2.05(c) of the Financing Agreement (Mandatory Prepayments) is hereby amended by adding the following new subsection as follows:

“(viii) The Borrower will immediately prepay the Revolving Loans and their outstanding Reimbursement Obligations at any time when the aggregate amount of Qualified Cash of the Loan Parties and their Subsidiaries exceeds $5,000,000.

Section 7.01(a)(vi) (Reporting Requirements) is hereby amended by adding the following new subsection to the end thereof as follows:

“(F) on each Business Day, a written report of all Qualified Cash, checks and similar items of payment of the Loan Parties and their Subsidiaries as of the end of such Business Day for such Business Day, in such form and detail as is reasonably acceptable to the Administrative Agent;”

Section 7.02(t) (Excess Cash) is hereby amended by adding the following new sentence to the end thereof as follows:

“Accumulate or maintain Qualified Cash in excess of $5,000,000; provided however, that the Loan Parties may maintain Qualified Cash in excess of $5,000,000 solely to the extent such Loan Parties have first complied with Section 2.05(c)(viii) such that no Revolving Loans and Reimbursement Obligations shall then be outstanding.”

5. Exhibit E (Borrowing Base Certificate) is hereby amended and restated in its entirety in the form attached to Annex A hereto.

SECTION 3. Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective upon the date (the “Second Amendment Effective Date”) when each of the following conditions have been satisfied:

1. Execution of Amendment. Borrower and each Lender shall have executed and delivered this Amendment (whether the same or different counterparts).

2. Revolving Loan Payment. On or before the Second Amendment Effective Date, the Borrower shall have applied all Qualified Cash of the Loan Parties in excess of $5,000,00 to the repayment of the Revolving Loans.

3. Amendment Fee. On or prior to the Second Amendment Effective Date, the Borrower shall pay to the Administrative Agent for the account of the Lenders, a non-refundable fee (the “Amendment Fee”) equal to $150,000, which shall be deemed fully earned on the Second Amendment Effective Date.

4. Representations and Warranties. Borrower shall have delivered an officer’s certificate of an Authorized Officer certifying that the matters set forth Section 4 are true, correct and complete.

SECTION 4. Representations and Warranties of Borrower. Borrower represents and warrants to the Lenders that the following statements are true, correct and complete as follows:

1. The representations and warranties contained in Section 6.01 of the Financing Agreement are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof.

2. Before and after giving effect to this Amendment, no Event of Default or Default is continuing.

3. The execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of, and duly executed and delivered by, the Borrower and this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

4. The execution, delivery and performance of this Amendment and the fulfillment of and compliance with the respective terms hereof by the Borrower does not and will not (a) conflict with or result in a breach of any term, condition or provision of or (b) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Entity or any other Person pursuant to the Certificate of Incorporation or bylaws or memorandum and articles of association of Borrower, or any Law, statute, rule or regulation to which Borrower is subject, or any agreement to which Borrower is subject (other than those which have been obtained on or prior to the date hereof).

5. Borrower has obtained all necessary corporate, governmental, regulatory and other third party consents and approvals required in connection with its execution, delivery and performance of this Amendment and any other documents to be executed by Borrower pursuant hereto.

6. As of September 19, 2005, the Loan Parties and their Subsidiaries have $5,000,000 in Qualified Cash.

SECTION 5. References to and Effect on the Financing Agreement.

1. On and after the Second Amendment Effective Date each reference in the Financing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Financing Agreement in the other documents (the “Ancillary Documents”) delivered in connection with the Financing Agreement shall mean and be a reference to the Financing Agreement as amended hereby.

2. Except as specifically amended above, the Financing Agreement and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

3. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the holders of Loans under the Financing Agreement or the Ancillary Documents.

4. This Amendment shall be binding on the Borrower and the Lenders and shall inure to the benefit of the Borrower and the Lenders and the successors and assigns of the Lenders.

SECTION 6. Expenses. Borrower agrees to reimburse the Lenders upon demand for all expenses, reasonable fees of attorneys, and reasonable legal expenses, reasonably incurred by the Lenders in the review, preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, which obligations of the Borrower shall survive any termination of the Financing Agreement.

SECTION 7. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Amendment shall be binding upon the respective parties hereto upon the execution and delivery of this Amendment by the Borrower and the Lenders. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Release. Borrower does hereby release and forever discharge each of the Lenders and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held or may now or in the future own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment is signed by any of such parties (i) arising directly or indirectly out of the Financing Agreement or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between the Borrower or its representatives and each Lender or any of their respective directors, officers, agents, employees, attorneys or other representatives. Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, calling of the Financing Agreements into default, exercise of remedies and all similar items and claims, which may, or could be, asserted by the Borrower.

SECTION 9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date above first written.

MODTECH HOLDINGS, INC.

By:	/s/ Dennis L. Shogren
Its:	Chief Financial Officer

FORTRESS CREDIT CORP.

By:	/s/ Constantine Dakolias
Its:	Chief Credit Officer

ABLECO FINANCE LLC, ON BEHALF OF ITSELF AND ITS AFFILIATE ASSIGNEES

By:	Illegible
Its:	SVP

Annex A

Form of Exhibit E

[Date]

Fortress Credit Corp.,

as administrative agent under the below-referenced

Financing Agreement

1251 Avenue of the Americas

16th Floor New York, NY 10029

Attention: Mr. Ken Sands

The undersigned, the Chief Financial Officer of Modtech Holdings, Inc., a Delaware corporation (the “Administrative Borrower”), pursuant to Section 7.01(a)(vi)(C) of that certain Financing Agreement, dated as of February 25, 2005 (as amended, restated, modified or supplemented, from time to time, the “Financing Agreement”), entered into by and among the Administrative Borrower, each subsidiary of the Administrative Borrower listed as a “Borrower” on the signature pages thereto (together with the Administrative Borrower, each a “Borrower” and collectively, the “Borrowers”), each of the lenders that from time to time is a party thereto (such lenders, each individually a “Lender” and collectively, the “Lenders”) and Fortress Credit Corp., as administrative agent and collateral agent for the Lenders (in such capacities, the “Agent”), hereby certifies, as an officer of the Administrative Borrower and not in his personal capacity, to the Agent that the following items, calculated in accordance with the terms and definitions set forth in the Financing Agreement for such items are true and correct, and that the Borrowers are in compliance with and, after giving effect to any currently requested Loans, will be in compliance with the terms, conditions, and provisions of the Financing Agreement. All initially capitalized terms used in this Borrowing Base Certificate have the meanings set forth in the Financing Agreement unless specifically defined herein.

Effective Date of Calculation: [Date]

The undersigned hereby certifies that all of the foregoing is true and correct as of the effective date of the calculations set forth above and that such calculations have been made in accordance with the requirements of the Financing Agreement.

MODTECH HOLDINGS, INC.,
as Administrative Borrower

By:	/s/
Name:
Title:

A. Borrowing Base Calculation

1.	Accounts Receivable:
	a.	(1)	Amount of Eligible Unbonded Accounts Receivable (as detailed on Schedule A.1 attached hereto and incorporated herein by this reference):	$—
(2)
			(a) sales, excise or similar taxes included in the amount thereof	$—
			(b) returns, discounts, chargebacks, claims, advance payments, credits and allowances of any nature, accrual rebates, offsets, deductions, counterclaims, disputes and other defense of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto	$—
			(c) the applicable “Allowance for Contract Adjustment” as reasonably determined by the Borrower in accordance with GAAP	$—
			(d) Item a(2)(a) plus a(2)(b) plus a(2)(c)	$—
		(3)	Net Amount of Eligible Unbonded Accounts Receivable (Item a(1) minus Item a(2)(d)):	$—
		(4)	Advance rate on Eligible Unbonded Accounts Receivable:	70%
		(5)	Amount of Dilution Reserve, if any	$—
		(6)	Item a(3) times Item a(4), minus a(5) =		$—
	b.	(1)	Amount of Eligible Bonded Accounts Receivable on Completed Projects (as detailed on Schedule A.2 attached hereto and incorporated herein by this reference):	$—
(2)
			(a) sales, excise or similar taxes included in the amount thereof	$—
			(b) returns, discounts, chargebacks, claims, advance payments, credits and allowances of any nature, accrual rebates, offsets, deductions, counterclaims, disputes and other defense of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto	$—
			(c) the applicable “Allowance for Contract Adjustment” as reasonably determined by the Borrower in accordance with GAAP	$—
			(d) Item b(2)(a) plus b(2)(b) plus b(2)(c)	$—
		(3)	Net Amount of Eligible Bonded Accounts Receivable on Completed Projects (Item b(1) minus Item b(2)(d)):	$—
		(4)	Advance rate on Eligible Bonded Accounts Receivable on Completed Projects:	75%
		(5)	Amount of Dilution Reserve, if any	$—
		(6)	Item b(3) times Item b(4), minus b(5) =		$—
	c.	(1)	Amount of Eligible Bonded Accounts Receivable on Uncompleted Projects (as detailed on Schedule A.3 attached hereto and incorporated herein by this reference):	$—
(2)
			(a) sales, excise or similar taxes included in the amount thereof	$—
			(b) returns, discounts, chargebacks, claims, advance payments, credits and allowances of any nature, accrual rebates, offsets, deductions, counterclaims, disputes and other defense of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto	$—
			(c) the applicable “Allowance for Contract Adjustment” as reasonably determined by the Borrower in accordance with GAAP	$—
			(d) Item c(2)(a) plus c(2)(b) plus c(2)(c)	$—
		(3)	Net Amount of Eligible Bonded Accounts Receivable on Uncompleted Projects Item c(1) minus c(2)(d)):	$—
		(4)	Advance rate on Eligible Bonded Accounts Receivable on Uncompleted Projects.	50%
		(5)	Amount of Dilution Reserve, if any	$—
		(6)	Item c(3) times Item c(4), minus c(5) =	$—
		(7)	Uncompleted Projects Sublimit	$—
		(8)	The lesser of Item 1c(6) and item 1c(7)		$—
2.	Inventory:
	a.	Inventory: (No change from prior report due to timing.)
		(1)	Book Value of Eligible Inventory (as detailed on Schedule A.4 attached hereto and incorporated herein by this reference):	$—
		(2)	Advance rate against Eligible Inventory:	55%
		(3)	Item a(1) times item a(2) =	$—
	b.	Inventory Sublimit:		$—
	c.	The lesser of Item 2a(3) and Item 2b:			$—
3.	Cash.
	a.	Cash on Borrower’s balance sheet, which is Qualified Cash, but not Greater Than $5,000,000			$—
4.	Total Borrowing Base
	a.	Item 1a (6) plus item 1b(6) plus item 1c(8) plus item 2c plus item 3a			$—
Less:
5.	Initial outstanding principal amount of Term Loan:			$21,000,000
6.	Aggregate amount of Reserves established by Agent pursuant to the Financing Agreement:			$—
7	Revolving Loan Balance			$—
8.	Aggregate amount, if any, of all trade payables of the Borrower and its Subsidiaries aged in excess of 45 days past due (but not including retention hold-backs for subcontractors which coincide with the accounts receivable retention that customers of the Borrower impose on the Borrower)			$—
9.	Availability: Item 4(a) minus item 5. minus item 6 minus item 7 minus item 8				$—